Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252486, 333-217676, and 333-276268 on Form S-8 of our report dated December 18, 2024, relating to the consolidated financial statements of Photronics, Inc., and the effectiveness of Photronics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2024.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 18, 2024